UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2008 (June 4, 2008)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Corporate Center Drive, Suite #210 Raleigh, NC	27607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On June 5, 2008, Aidman, Piser & Company, P.A. (“Aidman Piser”) resigned as the independent registered public accounting firm of BioDelivery Sciences International, Inc. (the “Company”). Effective May 1, 2007 Aidman Piser’s practice was acquired by Cherry, Bekaert & Holland, L.L.P. (“Cherry Bekaert”) in a transaction pursuant to which Aidman Piser merged its operations into Cherry Bekaert and certain of the professional staff and partners of Aidman Piser joined Cherry Bekaert either as employees or partners of Cherry Bekaert and will continue to practice as members of Cherry Bekaert. On June 5, 2008, and concurrently with the resignation of Aidman Piser, the Company, through and with the approval of the Audit Committee of the Company’s Board of Directors, engaged Cherry Bekaert as its independent registered public accounting firm.

Prior to engaging Cherry Bekaert, the Company did not consult with Cherry Bekaert regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Cherry Bekaert on the Company’s financial statements, and Cherry Bekaert did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The report of Aidman Piser regarding the Company’s financial statements for the fiscal year ended December 31, 2007 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that substantial doubt was raised as to the Company’s ability to continue as a going concern. During the year ended December 31, 2007 and during the period from the end of the most recently completed fiscal year through June 5, 2008, the date of resignation, there were no disagreements with Aidman Piser on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Aidman Piser would have caused it to make reference to such disagreement in its reports.

The Company provided Aidman Piser with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Aidman Piser furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated June 6, 2008, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 5.02	Departure of Directors.

On June 4, 2008, Thomas W. D’Alonzo resigned from the Company’s Board of Directors as he begins to fulfill his plans for eventual retirement. Also on June 4, 2008, and in order for the Company to continue to comply with Nasdaq Stock Market listing standards (which require a majority of independent directors) due to the resignation of Mr. D’Alonzo, Dr. Raphael J. Mannino, the Company’s Executive Vice President and Chief Scientific Officer, also tendered his resignation from the Company’s Board of Directors.

Neither Mr. D’Alonzo nor Dr. Mannino resigned from the Company’s Board of Directors as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Nominating and Corporate Governance Committee of the Company’s Board of Directors plans to review qualified candidates to fill these vacancies in due course.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
16.1	Letter from Aidman Piser

* * *

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “projects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2008	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ James A. McNulty
	Name:	James A. McNulty
	Title:	Secretary, Treasurer and Chief Financial Officer